CONTACT: MARC ROWLAND, CHIEF FINANCIAL OFFICER
                                                        (405)848-8000, EXT. 232

FOR IMMEDIATE RELEASE                            TOM PRICE, JR.,VICE PRESIDENT-
JANUARY 14, 1998                                          CORPORATE DEVELOPMENT
                                                        (405)848-8000, EXT. 257

              CHESAPEAKE ENERGY CORPORATION ANNOUNCES SUCCESSFUL
                  NEGOTIATION OF $500 MILLION CREDIT FACILITY

OKLAHOMA CITY, OKLAHOMA, JANUARY 14, 1998 -- Chesapeake Energy Corporation (NYSE:CHK) today announced that it has arranged a $500 million revolving credit facility through the Union Bank of California. The facility will have an initial borrowing base of $200 million which will be used to replace the approximate $200 million of debt that Chesapeake will assume in conjunction with its pending acquisitions of DLB Oil & Gas, Inc. and Hugoton Energy Corporation.

Union Bank has committed to fund the entire initial $200 million facility, subject to mutually acceptable final documentation, but anticipates syndicating the loan to other major energy lenders. The borrowing base of $200 million can be expanded as other acquisitions or corporate opportunities arise.

                                     ####

CHESAPEAKE ENERGY CORPORATION IS AN INDEPENDENT OIL AND NATURAL GAS PRODUCER HEADQUARTERED IN OKLAHOMA CITY. THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY AND CORPORATE ACQUISITIONS IN MAJOR ONSHORE PRODUCING AREAS OF THE UNITED STATES AND CANADA.

THE INFORMATION IN THIS RELEASE INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE BASED ON ASSUMPTIONS THAT IN THE FUTURE MAY PROVE NOT TO HAVE BEEN ACCURATE. THOSE STATEMENTS, AND CHESAPEAKE ENERGY CORPORATION'S BUSINESS AND PROSPECTS, ARE SUBJECT TO A NUMBER OF RISKS, INCLUDING PRODUCTION VARIANCES FROM EXPECTATIONS, UNCERTAINTIES ABOUT ESTIMATES OF RESERVES, VOLATILITY OF OIL AND GAS PRICES, THE NEED TO DEVELOP AND REPLACE ITS RESERVES, THE SUBSTANTIAL CAPITAL EXPENDITURES REQUIRED TO FUND ITS OPERATIONS, ENVIRONMENTAL RISKS, DRILLING AND OPERATING RISKS, RISKS RELATED TO EXPLORATORY AND DEVELOPMENTAL DRILLING, COMPETITION, GOVERNMENT REGULATION, AND THE ABILITY OF THE COMPANY TO IMPLEMENT ITS BUSINESS STRATEGY. THESE AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S DOCUMENTS AND REPORTS THAT ARE AVAILABLE FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE REPORT FILED ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997.